UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2023

Date of Report (Date of earliest event reported)

Williams Rowland Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40659	86-2603800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Post Road East Westport, CT	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 353-7610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	WRACU	The New York Stock Exchange
Common Stock, par value $0.0001 per share	WRAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	WRACW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 7, 2023, the trading in the securities of Williams Rowland Acquisition Corp. (the “Company”) was halted at the close of the market by the New York Stock Exchange (the “NYSE”) due to the Company’s inability to meet the requirements of Section 802.01B of the NYSE’s Listed Company Manual. That Section requires a listed acquisition company to maintain an average aggregate global market capitalization attributable to its publicly held shares (a “public float”) over a consecutive 30 trading day period of at least $40,000,000.

The Company is currently evaluating possible alternatives in light of this including the possibility of transitioning its listing to the NYSE American, which is part of the NYSE group of exchanges and has applied to list its securities on that exchange.

There can be no assurance that the Company will be able to obtain an alternative listing on the NYSE American or otherwise, or, if approved, when the transition from the NYSE to the NYSE American would occur.

The foregoing actions and their consequences could affect the liquidity and value of the Company’s securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2023

WILLIAMS ROWLAND ACQUISITION CORP.

By:	/s/ David B. Williams
Name:	David B. Williams
Title:	Co-Chief Executive Officer

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